SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2007

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2007, the Board of Directors elected a new director, Dr. Martin C. Jischke.  Dr. Jischke has not yet been assigned to any Board committees, has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which he was selected as a director.  Dr. Jischke stands for reelection at the 2007 annual meeting of shareholders.

Dr. Jischke will be compensated for his service on the Board of Directors of the Company and any committee of the Board on which he serves in accordance with the Company's compensation arrangements for non-employee directors. Non-employee directors of the Company receive a cash retainer of $20,000 per year for service on the Board. The fees are paid in the form of a monthly retainer of $1,666.66. Each May 1, non-employee directors also receive an annual grant of restricted stock, with the most recent grant being valued at $35,000. Because Dr. Jischke was not a member of the Board at the time of the most recent grant, for his service through April 30, 2007, Dr. Jischke will receive a monthly cash payment of $2,916.66 which is equal to 1/12 of the $35,000. Committee Chairs receive an additional cash retainer of $2,000 per year, which is paid in the form of a monthly retainer of $166.66. Non-employee directors also receive a fee of $1,000 for each Company Board meeting attended. Each non-employee member of a committee of the Board is paid a fee of $1,000 for each meeting of the committee attended, and each non-employee Chair of a committee is paid an additional fee of $500 for each meeting attended. Dr. Jischke will also be eligible to receive any restricted stock grants under the Vectren Corporation At Risk Plan which may be granted to non-employee directors during his term. The Company pays the travel and accommodation expenses of directors to attend meetings and other corporate functions, along with any taxes related to such payments. Such travel may be by Company aircraft if available.

The Company amended and restated its by-laws to increase the number of board members from 12 to 13 in order to permit the election of Dr. Jischke. Those amended and restated bylaws are attached as Exhibit 3.2.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 31, 2007, the Company also made certain procedural changes to its Code of Conduct to explicitly provide for direct communications with the Chair of the Board’s Audit and Risk Management Committee in addition to, or as an alternative to, communications with the Company’s Director of Internal Audit. The amended Code of Conduct can be accessed from the Company’s website www.vectren.com. and is attached hereto as Exhibit 14.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
February 5, 2007

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President and Controller

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.03 and 5.05:

Exhibit Number	Description

3.2	Vectren Corporation Amended and Restated By-Laws.
14	Vectren Corporation Code of Conduct (as amended).